Exhibit 99.1

Harvest Health & Recreation Inc. Announces

Planned Divestiture of Florida License

PHOENIX, September 1, 2021 — Harvest Health & Recreation Inc. (“Harvest”) (CSE: HARV, OTCQX: HRVSF), a vertically integrated cannabis company and multi-state operator in the U.S., today announced the signing of a definitive agreement to divest its Medical Marijuana Treatment Center license issued by the Florida Department of Health.

Planet 13 Holdings Inc. (CSE:PLTH)(OTCQB:PLNHF) (“Planet 13”) has agreed to purchase the license for $55 million in cash. The planned divestiture includes the sale of the license only and does not include any planned or operational facilities.

Closing of the divestiture of the Florida license remains subject to the customary satisfaction of closing conditions including regulatory approvals and the closing of the planned acquisition of Harvest by Trulieve Cannabis Corp. (“Trulieve”).

“We are pleased to have entered into this agreement to divest the Florida license as required to close the Trulieve transaction,” said Chief Executive Officer Steve White. “We are encouraged by the progress made thus far and we will continue to work to complete both transactions.”

Canaccord Genuity Corp. acted as a financial advisor to Harvest in connection with the transaction.

About Harvest Health & Recreation Inc.

Headquartered in Tempe, Arizona, Harvest Health & Recreation Inc. is a vertically integrated cannabis company and multi-state operator. Since 2011, Harvest has been committed to expanding its retail and wholesale presence throughout the U.S., acquiring, manufacturing, and selling cannabis products for patients and consumers in addition to providing services to retail dispensaries. Through organic license wins, service agreements, and targeted acquisitions, Harvest has assembled an operational footprint spanning multiple states in the U.S. Harvest’s mission is to improve lives through the goodness of cannabis. We hope you’ll join us on our journey: https://harvesthoc.com

Facebook: @HarvestHOC
Instagram: @HarvestHOC
Twitter: @HarvestHOC

Forward-looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Harvest’s business strategies or prospects, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Such statements include, but are not limited to, the following: our growth potential in our core cannabis markets, and the sustainability of such growth; our ability to successfully and timely execute our business and operational plans in such markets; statements regarding our proposed strategic business combination with Trulieve, including without limitation, the expected terms, timing and closing of the combination, the timing and nature of all required regulatory approvals, estimates of pro-forma financial information of the combined company, Trulieve’s and Harvest’s expected financial performance for fiscal year 2021, the combined operations and prospects of Trulieve and Harvest, and the current and projected market and growth opportunities for the combined company and value for shareholders; the development of favorable federal and state cannabis regulatory frameworks in the United States applicable to multi-state cannabis operators; and adverse changes in the public perception of cannabis. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied.

Investor and Media Contact:

Christine Hersey, Director of Investor Relations

+1 (424) 202-0210

chersey@harvestinc.com